Exhibit 32

Certification pursuant to 18 U.S.C. Section 1350,

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the quarterly period ended July 4, 2003 (the “Report”) by STAAR Surgical Company (“Registrant”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

Dated: August 25, 2003	By:	/s/ DAVID BAILEY

David Bailey President, Chief Executive Officer, Chairman and Director (principal executive officer)

Dated: August 25, 2003	By:	/s/ JOHN BILY

John Bily Chief Financial Officer (principal accounting and financial officer)

A signed original of this written statement required by Section 906 has been provided to STAAR Surgical Company and will be furnished to the Securities and Exchange Commission or its staff upon request.